 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2005


                                                     REGISTRATION NO. 333-128600

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------





                           AMENDMENT NO. 2 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                                  CATUITY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

            DELAWARE                                              38-3518829
(STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                              2711 E. JEFFERSON AVE
                                DETROIT, MI 48207
                                  313-567-4348
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                                JOHN H. LOWRY III
        VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                              2711 E. JEFFERSON AVE
                                DETROIT, MI 48207
                                  313-567-4348
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times on and after this Registration Statement becomes effective as the selling stockholders may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 2005


PROSPECTUS

                                  CATUITY INC.

                        1,048,480 SHARES OF COMMON STOCK

     We have prepared this prospectus to allow the selling stockholders to offer for resale up to 1,048,480 shares of our common stock issued by us to the selling stockholders in two private placements completed on September 1 and September 19, 2005.

     The shares of common stock offered by this prospectus could be sold in several ways, including in the open market or otherwise at prevailing market prices at the time of sale, in privately negotiated transactions at prices agreed upon by the parties or through any other means described under the heading "Plan of Distribution" beginning on page 8. The selling stockholders may elect to sell all, a portion of, or none of the shares of common stock offered hereby. Our company is not selling any shares of common stock in this offering and therefore we will not receive any proceeds from any sale of securities offered by this prospectus. We are registering the shares of common stock offered under this prospectus to satisfy registration rights that we granted to the selling stockholders in connection with the purchase of the common stock by the selling stockholders. We have agreed to pay for all expenses in connection with the registration of the securities offered by this prospectus.


     Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "CTTY" and is traded on the Australian Stock Exchange under the symbol "CAT". On December 13, 2005, the last sales price of our common stock as reported on the Nasdaq SmallCap Market was $8.49 per share.


     No underwriter or any other person has been engaged to facilitate the sale of the securities in this offering.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK THAT IS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 1 OF THIS PROSPECTUS. WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                THE DATE OF THIS PROSPECTUS IS DECEMBER 16, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About this Prospectus                                                         i
Special Note Regarding Forward-Looking Statements                            ii
Prospectus Summary                                                            1
Risk Factors                                                                  1
Use of Proceeds                                                               8
Selling Stockholders                                                          8
Plan of Distribution                                                          9
Legal Matters                                                                11
Experts                                                                      12
Where You Can Find More Information                                          12
Incorporation by Reference                                                   12

                              ABOUT THIS PROSPECTUS

     The terms "Catuity," "our," "we" and "us," as used in this prospectus, refer to Catuity Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available without charge upon written or oral request. See "Incorporation by Reference" and "Where You Can Find More Information."

     We urge you to rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, we urge you not to rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We urge you to assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     We have not undertaken any action to permit a public offering of the securities offered by this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities offered by this prospectus and the distribution of this prospectus outside of the United States.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document includes "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this document are forward looking. In some cases, they can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which our major customers and prospects execute their plans for the use of our loyalty software and services; continued development of the Company's software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company's products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. We urge you not to unduly rely on forward-looking statements contained or incorporated by reference in this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important to you. We urge you to read the entire prospectus carefully, including the "Risk Factors" section, and the additional documents incorporated by reference herein, before making an investment decision.

                                  CATUITY INC.

     Catuity provides technology-based solutions to retailers that are designed to increase the profit they receive from their customers at the Point of Sale
(POS). Today, the Company sells a hosted, ASP-based system that enables the processing of member-based loyalty programs and which can deliver customized discounts, promotions, rewards and points-based programs which are designed to help retailers find, keep and profit from their best customers. The Company also enables gift card solutions. In late 2004, the Company introduced the first version of its new platform, the Catuity Advanced Loyalty System (CALS). The system enables robust and highly customizable programs which work on a retailer's payments terminals, Electronic Cash Register and on their internal store networks. Catuity also offers IT services to retailers to support their POS systems maintenance and custom development needs for both the deployment of our technology solution and those of third parties which also touch the point of sale.

     Our executive offices are located at 2711 E. Jefferson Avenue, Detroit, Michigan 48207, and our telephone number is (313) 567-4348. We maintain a site on the world wide web at the address http://www.catuity.com. The information on our web site is not a part of this prospectus or incorporated by reference herein.

     WE URGE YOU TO REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF THE RISKS OF INVESTING IN OUR COMMON STOCK.

                               UPDATED INFORMATION

     On September 1, 2005, we closed on our acquisition of Loyalty Magic Pty Ltd and our offering of shares in Australia and the United States for aggregate proceeds of US$5,250,000. In those transactions, we sold a total of 443,480 shares to certain selling stockholders pursuant to certain Subscription Agreements, in a private placement conducted in the United States, and we issued 335,000 shares to certain other of the selling stockholders as partial consideration for the Loyalty Magic acquisition.

     On September 19, 2005, we closed on our offering of 270,000 shares in the United States pursuant to certain Subscription Agreements, in a private placement, for aggregate proceeds of US$2,025,000.

                                  RISK FACTORS

     We urge you to consider carefully all of the information set forth in this prospectus and incorporated by reference in this prospectus. Please refer to "Where You Can Find More Information" and "Incorporation by Reference." We urge you to particularly evaluate the following risks before deciding to purchase the common stock. Various statements in this prospectus (including some of the following risk factors) and incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

     Any investment in our company will be subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also impair our business operations. This prospectus is qualified in its entirety by these risk factors.

     If any of the following risks actually occur, they could materially adversely affect our business, financial condition, liquidity or results of operations. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES.

     As of December 31, 2004, we had an accumulated deficit of $34,265,126. To date, we have not achieved profitability. While management believes our strategies will be successful, there can be no assurance that our business strategies will be successful or that significant revenues or profitability will be achieved. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on an ongoing basis.

WE MAY BE ADVERSELY AFFECTED IF WE FAIL TO RETAIN KEY PERSONNEL AND ATTRACT NEW QUALIFIED PERSONNEL.

     Our operations will depend on our ability to attract new key personnel and retain existing key personnel. We have from time to time in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to hire or retain key employees, our business, results of operations and financial condition will be harmed.

WE WILL BE ADVERSELY AFFECTED IF OUR CALS PRODUCT DOES NOT ACHIEVE MARKET ACCEPTANCE.

     We will be adversely affected if our new generation of software, the Catuity Advanced Loyalty Systems ("CALS"), does not achieve market acceptance. CALS had not been commercially deployed, and there can be no assurance that the product will perform all the desired functions, or offer sufficient price/performance benefits or meet the technical or other requirements of customers. Despite testing of our product prior to its commercial release, there can be no assurance that all performance errors or deficiencies have been discovered and remedied, that additional errors or deficiencies will not occur, or if they occur, that we will be able to correct such errors and deficiencies.

FAILURE TO OBTAIN CERTIFICATIONS IN A TIMELY MANNER

     To deploy our technology on behalf of a client, Catuity must install a specialized application at the point of sale for a client. Because of the diverse range of payment terminals, readers, electronic cash registers and proprietary checkout systems used by merchants and retailers, Catuity must certify its application to meet the standards of the independent manufacturers of each model and series of terminals. Equally important, in many cases, Catuity's POS application must be certified by the payments processor who manages the transactional side of the business for merchants and retailers. Catuity has been successful in previous efforts with market leaders including Verifone, Hypercom and Schlumberger. However, we can make no assurance that the Company will be able to obtain future certifications in a timely manner. If we fail to obtain the necessary certifications, it could have a material adverse impact us, including the loss of existing business, extended delays in closing new business and/or the impairment of future revenues.

SALES ACTIVITIES WITH PROSPECTIVE CUSTOMERS MAY NOT GENERATE REVENUE FOR THE COMPANY

     The success of our operations will be highly dependent on our ability to generate revenue from current and future prospective customers. While management believes that the Company will be successful in generating revenue from prospective customers there can be no assurance of the level of revenue that will be generated.

                          RISKS RELATED TO OUR INDUSTRY

COMPETITION IN THE APPLICATION SOFTWARE INDUSTRY COULD HARM OUR BUSINESS.

     The application software industry is highly competitive, rapidly developing and subject to constant innovation and change. Numerous other companies operate incentive marketing programs using both electronic and paper based systems, both for retail stores and the Internet. Many of these companies have significantly longer operating histories, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do.

Our competitors may respond more quickly than we can to changing technologies and customer requirements. For example, these competitors may:

     -    conduct more extensive marketing campaigns to capture market share;

     -    provide more attractive incentive and pricing packages to customers;

     - negotiate more favorable contracts with existing and potential employees and strategic partners;

     - establish cooperative relationships among themselves or with third parties, including large Internet participants, to increase the ability of their products and services to address the needs of prospective customers;

     - bundle their products with other software or hardware, including operating systems and browsers, in a manner that may discourage users from purchasing products offered by us;

     - establish cooperative relationships with our current or potential competitors, thereby limiting our ability to sell our products through particular reseller channels; or

     - more quickly develop new products and services or enhance existing products and services.

     Our ability, and the ability of our resellers, to compete effectively in the market for application software for incentive and loyalty marketing programs will depend upon a variety of factors, including our ability to provide high quality products and services at prices generally competitive with, or lower than, those charged by our competitors. There can be no assurance that we will be able to compete successfully. Moreover, there can be no assurance that certain of our competitors will not be better situated to negotiate contracts with retailers and resellers that are more favorable than contracts we negotiate. In addition, there can be no assurance that the competition from existing or new competitors or a decrease in the rates charged for products and services by our competitors will not materially and adversely affect us.

NEW TECHNOLOGIES COULD RENDER OUR PRODUCT OBSOLETE.

     The application software business is characterized by rapid technological change, new product introduction and evolving industry standards. Advances in applications software or the development of entirely new technologies to replace existing applications software could render our product obsolete and unmarketable. Our success will depend, in significant part, on our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. There can be no assurance that we will be successful in developing new products, services and enhancements. Delay in the introduction of new products, enhancements or services, the inability to develop such new products, enhancements or services or their failure to achieve market acceptance could have a material adverse effect on us.

WE MAY FACE RISKS RELATED TO THE STORAGE OR PROVISION OF INACCURATE OR CONFIDENTIAL INFORMATION.

     It is possible that information provided through the use of our product or information that is copied and stored by customers that have deployed our product may contain errors. In such event, third parties could make claims against us for losses incurred in reliance on such information. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or legal defense expenses that is not covered by insurance or that is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

     In addition, from time to time, persons may unlawfully obtain information concerning a customer's or retailer's program by unlawfully utilizing access numbers, passwords and personal identification numbers. No assurance can be given that future losses due to claims by third parties for unauthorized use will not be material. We maintain no reserves for such risks.

     There can be no assurance that our risk management practices will be sufficient to protect us from unauthorized thefts of information that could have a material adverse effect on us.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR USE OR MISUSE OF OUR PRODUCT.

     Retailers rely, and will continue to rely, on our product in connection with providing promotions that have a direct financial impact on their businesses and their customers. Use or misuse of our product, whether due to accident, employee fraud, or otherwise, may result in unintended or undesirable consequences that could result in financial or other damages to our customers and to our customers' customers. A product liability claim brought against us, even if not successful, would likely be time consuming and costly and could have a material adverse effect on us.

WE MAY FACE RISKS RELATED TO THE USE OF ELECTRONIC PAYMENT CARDS.

     Portions of our software may be integrated with or co-reside with a range of third party payment and other software. For example, our product may be added to existing or new electronic payment cards, either by the addition of software to a chip or by using the payment card number as an identifier with our product. Alternatively, a portion of the software comprising our product may be added to existing or new payment devices, so that such software co-resides with payment programs. On the Internet and in other environments, a portion of our software may be integrated with a third party supplied e-commerce program. There can be no assurances that such integration or co-residence will not adversely affect the payment system, potentially giving rise to a claim that may have a material adverse effect on our business, financial condition and results of operations. In addition, if our customers experience problems with a payment system, it may be difficult to determine if those problems originate from our product or other products with which ours co-reside. Such difficulty may delay resolution of any such problem and prove costly to us.

WE MAY BE AFFECTED BY POTENTIAL PRIVACY REGULATION.

     The Federal Trade Commission is considering the adoption of regulations regarding the collection and use of personal information obtained from individuals when accessing Internet sites. These regulations could restrict our ability to provide demographic data to retailers. At the international level, the European Union has adopted a directive that will impose restrictions on the collection and use of personal data. These developments could have an adverse effect on our business, results of operations and financial condition.

WE MAY FACE INCREASED GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES.

     Catuity will enable or manage confidential customer information on behalf of our clients. Recent high profile cases of customer information being compromised have heightened concerns among our prospects, investors and state and federal legislators about the need to ensure that the information of individuals be protected. Since Sept. 11, 2001, regulation of public and non-public information has increased significantly. Even though Catuity's customers generally seek written permission from loyalty program participants to collect and use information on their shopping behavior, the Company cannot ensure that its customers will comply with appropriate regulations or industry best practices. The gift card industry also continues to face regulatory, legislative and judicial scrutiny. At present, Attorney Generals in at least 26 states in the U.S. have initiated lawsuits against high profile gift card providers targeting their disclosure and management practices. Proposed state and federal legislation, such as the Fair Gift Card Act, is specifically directed at "escheatment", "breakage" and liability management practices of card issuers. Broadly, this concerns both the level of required disclosure to consumers about fees and charges associated with their accounts. To manage these risks, Catuity takes appropriate and customary steps in our client agreements and through our operational procedures. Catuity has no control over the pricing, disclosure and management strategies of its clients and cannot ensure that our clients will comply with appropriate regulations or industry best practices. To the extent that Catuity's customers face regulatory, legislative or judicial action, the Company could be made a party to those actions. These could materially and adversely affect us.

WE MAY FACE INTELLECTUAL PROPERTY CHALLENGES.

     Our success and ability to compete are substantially dependent on our proprietary technology and trademarks, which we attempt to protect through a combination of patent, copyrights, trade secret and trademark laws as well as confidentiality procedures and contractual provisions. However, any steps we take to protect our intellectual property may be inadequate, time consuming and expensive, and there can be no assurance that the steps taken by us will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the United States. In addition, we may infringe upon the intellectual property rights of third parties, including third party rights in patents that have not yet been issued. We expect that third-party infringement claims involving Internet technologies and software products will increase. Any claims regarding the rights of third parties, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us, if at all. We have agreed, and may agree in the future, to indemnify certain of our customers against claims that our products infringe the intellectual property rights of others. We could incur substantial costs in defending our sellers and our customers against infringement claims. A successful claim of product infringement against us and our failure or inability to license the infringed or similar technology could have a material adverse effect on our business, financial condition and results of operations.

     We have applied for patents in relation to the method of operation of incentive marketing programs using electronic means. We cannot assure you that our patent applications will be approved. Moreover, even if approved, they may not provide us with any competitive advantages or may be challenged by third parties. In recent times a number of patents have been granted in this area. Although we are not aware of any issued patent that our product would infringe, legal standards relating to the validity, enforceability and scope of intellectual property rights in Internet-related industries and use of electronic data for granting of benefits and rewards are uncertain and still evolving, and the future viability or value of any of our intellectual property rights is uncertain.

                           CORPORATE AND MARKET RISKS

OUR TRADING VOLUME MAY BE LOW AND OUR SHARE PRICE MAY BE VOLATILE.

     We are currently listed on two exchanges, the ASX, in Australia, and the Nasdaq Small Cap Market, in the United States. There can be no assurance that an adequate volume of trading in our shares will be achieved and maintained, on Nasdaq or the ASX, in order to provide liquidity for our investors. Trading in Catuity shares on Nasdaq and the ASX averaged 1,937 shares per day in 2004.

     The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     - variations in actual or anticipated quarterly or annual operating results;

     -    changes in financial estimates by securities analysts;

     -    changes in market valuations of loyalty software & service companies;

     - announcements by us of significant contracts, reseller arrangements, strategic partnerships, joint ventures or capital commitments;

     -    additions or departures of key personnel;

     -    sales of common stock or termination of stock transfer restrictions;
          and

     - fluctuations in stock market price and volume, which are particularly common among securities of small technology companies.

     The market prices and volumes of the common stock of many publicly held technology based companies have in the past been, and can in the future be expected to be, especially volatile, which could cause the market price of our common stock to fall for reasons not necessarily related to our business, results of operations or financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. In the past, following a period of volatility in the market price of a company's securities, securities class action litigation often has been instituted against such a company. Any such litigation could result in substantial costs and a diversion of management's attention and our resources.

WE MAY BE SUBJECT TO ARBITRAGE RISKS.

     Investors may seek to profit by exploiting the difference, if any, in the price of our stock on the ASX and Nasdaq. Such arbitraging activities could cause our stock price in the market with the higher value to decrease to the price set by the market with the lower value.

COMPLYING WITH NASDAQ'S CONTINUED LISTING REQUIREMENTS


     We have experienced, difficulty maintaining all of Nasdaq's continued listing requirements in the past, due to the small size of our Company. Our recently completed stock offerings have provided us with adequate capital to meet the stockholders' equity requirements of Nasdaq's continued listing requirements for the foreseeable future. The requirements for continued listing on the Nasdaq SmallCap Market are as follows:


     (1) either (a) stockholders' equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;

     (2) a public float of 500,000 shares;

     (3) a market value of public float of $1,000,000;

     (4) a minimum bid price of $1.00 per share;

     (5) at least two market makers;

     (6) at least 300 round lot stockholders; and

     (7) compliance with Nasdaq corporate governance rules.

CERTAIN DELAWARE ANTI-TAKEOVER PROVISIONS MAY PRODUCE RESULTS DISFAVORED BY OUR STOCKHOLDERS.

     Provisions of Delaware law could make it more difficult for a third party to acquire control of us without the consent of our board of directors, even if our stockholders favored such a change. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless:

     - prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced; and

     - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines "business combination" to include:

     - any merger or consolidation involving the corporation and the interested stockholder;

     - any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

     - subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

     - any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series beneficially owned by the interested stockholder; and

     - the receipt by the "interested stockholder" of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by us or through the corporation.

     In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

CHANGES IN, OR INTERPRETATIONS OF, ACCOUNTING RULES AND REGULATIONS, SUCH AS EXPENSING OF STOCK OPTIONS, COULD RESULT IN UNFAVORABLE ACCOUNTING CHARGES

     We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies can have a significant effect on our reported results and may even retroactively affect previously reported transactions. In particular, the FASB recently enacted SFAS No. 123 (revised 2004), "Share-Based

Payment" ("SFAS 123(R)") which we will adopt effective the first quarter of 2006. As a result, because SFAS 123(R) requires the expensing of stock options, it will have an adverse effect on our reported financial results. However, we have not yet assessed the level of impact to be able to quantify the adverse effect.

                                USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the resale of the shares of common stock offered hereby. We will not receive any proceeds from the resale of the shares of common stock.

                              SELLING STOCKHOLDERS

     The Shares being offered by the selling stockholders were issued pursuant to the Subscription Agreements and the Loyalty Magic purchase agreement. We are registering the Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Common Shares, and with the exception of the stockholders who are on Catuity's Board of Directors (Clifford Chapman (Chaproc Capital LLC), Donald C. Campion, Alexander
S. Dawson and Glomore Pty Ltd., the family trust for Alexander S. Dawson, and Alfred H. Racine), the selling stockholders have not had any material relationship with us within the past three years.


     The table below lists the selling stockholders and other information regarding the beneficial ownership of the Shares by each of the selling stockholders. The second column lists the number of Shares beneficially owned by each selling stockholder, as of December 16, 2005.


     The third column lists the Shares being offered by this prospectus by the selling stockholders.

     In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of all of the Shares issued pursuant to the subscription agreements. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

     The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                     MAXIMUM NUMBER OF
                                                   NUMBER OF SHARES  SHARES TO BE SOLD  NUMBER OF SHARES
                                                    OWNED PRIOR TO    PURSUANT TO THIS     OWNED AFTER            BENEFICIAL
NAME OF SELLING STOCKHOLDER                            OFFERING          PROSPECTUS         OFFERING                OWNERS
---------------------------                        ----------------  -----------------  ----------------  --------------------------
Jadeglen Investments Pty Ltd atf (as trustee for)
   the David Thurin Family Trust                          1,000             1,000               0         DAVID THURIN, LISA THURIN
Joshua Custodians Pty Lts atf the Steven Skala
   Superannuation Fund                                    1,000             1,000               0         STEVEN SKALA, LOUSJE SKALA
Navon Pty Ltf atf the Shemesh Trust                       3,644             3,644               0         BRIAN MELTZER
A&B Venture Fund Company Pty Ltd atf A&B II Trust       251,467           251,467               0         ROGER BUCKERIDGE
Judith Course atf the Course Family Trust                 9,015             9,015               0         JUDITH COURSE

                                                                                                    BENEFICIAL
                                                                                                       OWNERS
                                                                                     ---------------------------------------
Warren Voss atf the Bernadene Hug Family Trust        9,015        9,015        0    WARREN VOSS
Ian Kennedy                                             772          772        0    IAN KENNEDY
Rob McIntyre                                             85           85        0    ROB MCINTYRE
Austin Whiting                                           12           12        0    AUSTIN WHITING
Brock Lynch                                             292          292        0    BROCK LYNCH
Warana Grange Pty Ltd                                 9,269        9,269        0    JOHN A SYMINGTON, JANNIGJE M. SYMINGTON
Chris Leach                                          38,409       38,409        0    CHRIS LEACH
Bernadene Hug                                         4,408        4,408        0    BERNADINE HUG
Michelle Benson                                       6,612        6,612        0    MICHELLE BENSON
Longview Fund, L.P.                                  89,805       89,805        0    PETER BENZ
DKR Soundshore Oasis Holding Fund Ltd.              196,426      196,426        0    SETH FISCHER (SEE FOOTNOTE (2))
Platinum Partners Value Arbitrage Fund, L.P.        113,404      113,404        0    MARK NORDLICHT
Iroquois Master Fund Ltd.                            82,666       82,666        0    JOSHUA SILVERMAN
                                                                                     DANIEL WORSH, STEWART FLINK, ROBERT HOGTT
Crestview Capital Master LLC                        103,850      103,850        0    SEE FOOTNOTE (3)
Magnetar Capital Master Fund, Ltd.                  104,030      104,030        0    ALEC LITOWITZ
Chaproc Capital LLC                                  13,324       13,324      667(1) CLIFFORD CHAPMAN
Donald C. Campion                                     1,977        1,977    2,500(1) DONALD C. CAMPION
Alexander S. Dawson                                   5,000        5,000   14,000(1) ALEXANDER S. DAWSON
Glomore Pty Ltd                                       1,000        1,000    3,000(1) ALEXANDER S. AND JANE VICTORIA DAWSON
Alfred H. Racine                                      1,998        1,998   77,914(1) ALFRED H. RACINE
                                                  ---------    ---------   ------
Total                                             1,048,480    1,048,480   98,081(1)
                                                  =========    =========   ======

-----------
(1) Represents shares owned and shares that may be acquired on exercise of options currently held.

(2) DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares.


(3) Mr. Stewart Flink is a registered broker-dealer with Dillon Capital. Crestview Capital Master LLC acquired the shares to be placed in the fund. They were not purchased by Mr. Flink in the ordinary course of business as a broker-dealer. As a result, Crestview Capital Master LLC is an affiliate of a broker-dealer. Crestview Capital Master LLC did not purchase the shares with a view to resell the shares in the ordinary course of its business as an affiliate of a broker-dealer.


(4) With the exception of Mr. Stewart Flink, as noted in footnote 3 above, none of the selling stockholders is, or is an affiliate of, a registered broker-dealer. At the time of acquisition, no selling stockholder had any agreements, understandings, or arrangements with any other persons, either directly or indirectly, to dispose of the securities.

                              PLAN OF DISTRIBUTION

     We are registering the Shares to permit the resale of these Shares by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

     The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

- on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

-    in the over-the-counter market;

- in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- through the writing of options, whether such options are listed on an options exchange or otherwise;

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-    privately negotiated transactions;

-    short sales;

-    sales pursuant to Rule 144;

- broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

-    a combination of any such methods of sale; and

-    any other method permitted pursuant to applicable law.

     If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

     The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

     We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, estimated to be $20,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

     Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "CTTY."

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon by Jaffe, Raitt, Heuer, & Weiss, Professional Corporation, Southfield, Michigan.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2004 has been audited by BDO Seidman LLP and for the years ended December 31, 2003 and 2002 have been audited by Ernst & Young LLP, respectively, each an independent registered public accounting firm, as stated in their respective reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

     We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

     You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street N. E. Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov.

     We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:


                                  Catuity Inc.
                            2711 E. Jefferson Avenue
                                Detroit, MI 48207
                          Attention: John H. Lowry III
                             Telephone: 313-567-4348
                                Fax: 313-567-4734
                            E-mail: jackl@catuity.com

                           INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

     - our annual report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005, as amended on Form 10-K/A filed on May 2, 2005;

     - our quarterly report on Form 10-QSB for the quarter ended March 31, 2005 filed on May 16, 2005;

     - our quarterly report on Form 10-QSB for the quarter ended June 30, 2005 filed on August 15, 2005;

     - our quarterly report on Form 10-QSB for the quarter ended September 30, 2005 filed on November 14, 2005.

     - our current reports on Form 8-K filed on March 3, March 17, April 7, April 20, June 22, June 24, July 5, July 8, July 27, August 30 (2), September 6, September 7, September 9, September 23, October 5, November 14, and December 16, 2005.


     - the description of our common stock contained in our registration statement on Form 10-12G filed on March 21, 2000, as amended, and including any amendment or report filed for the purpose of updating such description.

     We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of common stock that may be offered under this prospectus are sold. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the common stock under this prospectus will update and supercede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

     You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

================================================================================

                                  CATUITY INC.

                        1,048,480 SHARES OF COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------


                               DECEMBER 16, 2005


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by our company in connection with the distribution of the shares of common stock being registered are as follows:

                                                      AMOUNT (1)
                                                      ----------
Securities and Exchange Commission Registration Fee   $ 1,647.80
Legal Fees and Expenses                               $10,000.00
Accounting Fees and Expenses                          $ 5,000.00
Printing and Engraving Expenses                       $ 1,000.00
Miscellaneous Fees and Expenses                       $ 2,352.20
                                                      ----------
   Total                                              $20,000.00
                                                      ==========

----------
(1)  All amounts are estimates except the SEC filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Sixth of our certificate of incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law or any other applicable laws presently or hereafter in effect, no director shall be personally liable to Catuity or our stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Catuity. Any repeal or modification of Article Sixth shall not adversely affect any right or protection of a Catuity director existing immediately prior to such repeal or modification.

     We have entered into indemnification agreements with certain of our directors and executive officers. We also maintain officers' and directors' liability insurance.

ITEM 16. EXHIBITS


EXHIBIT NO.  DOCUMENT
-----------  --------
4.1          Registration Rights Agreement, dated as of August 25, 2005, between Catuity and certain of the selling stockholders

4.2 Registration Rights Agreement, dated as of September 1, 2005, between Catuity and certain of the selling stockholders

4.3 Registration Rights Agreement, dated as of September 1, 2005, between Catuity and Magnetar Capital Master Fund, Ltd.

4.4 Form of Subscription Agreement between Catuity Inc. and certain of the selling shareholders who acquired shares in the September 1, 2005 capital raise.

4.5 Form of Subscription Agreement between Catuity Inc. and the selling shareholders who acquired shares in the September 19, 2005 capital raise.

4.6 The Share Sale Agreement between Catuity Inc and the shareholders of Loyalty Magic Pty. Ltd. incorporated by reference to the Notice of Annual Meeting and Proxy Statement, Appendix D, as filed on June 13, 2005.

4.7 Deed of Amendment (Share Sale Agreement) incorporated by reference to the Form 8-K/A filed on November 14, 2005.

5.1          Opinion of Jaffe, Raitt, Heuer, & Weiss, Professional Corporation

23.1         Consent of Jaffe, Raitt, Heuer, & Weiss, Professional Corporation
             (included in Exhibit 5.1)

23.2         Consent of BDO Seidman LLP

23.3         Consent of Ernst & Young LLP

23.4         Consent of McInnes, Graham and Gibbs Chartered Accountants

24.1 Power of Attorney (included on the signature page of this registration statement and incorporated herein by reference)


ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion if its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, Michigan, on December 16, 2005.


                                        CATUITY INC.


                                        By: /s/ John H. Lowry III
                                            ------------------------------------
                                            John H. Lowry III
                                            Vice President, CFO and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                                        DATE
---------                               -----                                        ----


          *                             President, Chief Executive Officer           December 16, 2005
-------------------------------------   and Director (Principal Executive Officer)
Alfred H. Racine


/s/ John H. Lowry III                   Vice President and Chief Financial Officer   December 16, 2005
-------------------------------------   (Principal Financial and Accounting
John H. Lowry III                       Officer)


         *                              Chairman of the Board of Directors           December 16, 2005
-------------------------------------
Alexander S. Dawson



      *                                 Director                                     December 16, 2005
-------------------------------------
Clifford W. Chapman, Jr.


      *                                 Director                                     December 16, 2005
-------------------------------------
Donald Campion


      *                                 Director                                     December 16, 2005
-------------------------------------
Geoff Wild


John H. Lowry III, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*) pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrant's Registration Statement on Form S-3 on September 26, 2005.

                                                /s/ John H. Lowry III.

                                  EXHIBIT INDEX


EXHIBIT NO.  DOCUMENT
-----------  --------
4.1          Registration Rights Agreement, dated as of August 25, 2005, between Catuity and certain of the selling stockholders *

4.2 Registration Rights Agreement, dated as of September 1, 2005, between Catuity and certain of the selling stockholders *

4.3 Registration Rights Agreement, dated as of September 1, 2005, between Catuity and Magnetar Capital Master Fund Ltd. *

4.4 Form of Subscription Agreement between Catuity Inc. and certain of the selling shareholders who acquired shares in the September 1, 2005 capital raise*

4.5 Form of Subscription Agreement between Catuity Inc. and the selling shareholders who acquired shares in the September 19, 2005 capital raise*

4.6 The Share Sale Agreement between Catuity Inc. and the shareholders of Loyalty Magic Pty. Ltd. incorporated by reference to the Notice of Annual Meeting and Proxy Statement, Appendix D, as filed on
             June 13, 2005

4.7 Deed of Amendment (Share Sale Agreement) (incorporated by reference to the Form 8-K/A filed on November 14, 2005)

5.1          Opinion of Jaffe, Raitt, Heuer, & Weiss, Professional Corporation*

23.1         Consent of Jaffe, Raitt, Heuer, & Weiss, Professional Corporation
             (included in Exhibit 5.1)*

23.2         Consent of BDO Seidman LLP

23.3         Consent of Ernst & Young LLP

23.4         Consent of McInnes, Graham and Gibbs Chartered Accountants

24.1         Power of Attorney*



----------
* Previously filed